Exhibit 3.7

CODE OF REGULATIONS (these “Regulations”)

OF

EATON INC. (the “Corporation”)

SECTION 1

SHARES

1.1 Certificates. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the directors. Such certificates shall be signed by the chairman of the Board of Directors (the “Board”), president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. A full record of each certificate so issued shall be maintained.

1.2 Registration of Transfer. Certificates shall be transferable in person or by written power of attorney, but no transfer shall be entered upon the record until the previous certificate for such shares has been surrendered to the Corporation; provided, however, that the Board shall have authority to enact such rules as it shall deem expedient from time to time concerning the issuance or transfer of certificates.

1.3 Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon: (a) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit or affirmation of that fact, in a form satisfactory to the Corporation, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed; and (b) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate. In its discretion, the Corporation may require a bond of indemnity, in such form and with one or more sureties satisfactory to the Corporation, from the person claiming the certificate to have been lost, destroyed or wrongfully taken.

1.4 Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. The Corporation shall not be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

SECTION 2

SHAREHOLDERS

2.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such time and on such date within two (2) months before or four (4) months after the close of the business year of the Corporation, as may be fixed by the Board and stated in the notice of the meeting.

2.2 Special Meetings. Special meetings of the shareholders shall be called upon the written request of the chairman of the Board, the president, the Board by action at a meeting, a majority of the Board acting without a meeting, or of the holders of shares entitling them to exercise more than fifty percent (50%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

2.3 Notice of Meetings. Unless waived, written notice of every annual or special meeting of the shareholders stating the time, location and purpose thereof shall be given, as of a record date fixed by the Board, to each shareholder entitled to vote thereat, or entitled to notice thereof as provided by law, by mailing such notice to the last known address of each shareholder as it appears on the records of the Corporation, by personal delivery, or as provided in Section 7, not less than seven (7) nor more than sixty (60) days prior to such meeting. A shareholder may waive in writing such notice either before or after the meeting, and notice shall be waived by attendance at the meeting unless lack of proper notice is alleged prior to or at the commencement of the meeting. Any written waiver shall be filed with or entered upon the records of the meeting.

2.4 Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board determines that a meeting shall be held at some other place within or out of the State of Ohio and causes the notice thereof to so state. Any shareholder meeting may, in the discretion of the Board, be held solely through means of communications equipment, rather than at any physical location.

2.5 Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation (the “Articles”) or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

2.6 Record Date. The Board may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting; (b) receive payment of any dividend or distribution; (c) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto; or (d) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be. If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

2.7 Voting. Except as provided by law or in the Articles, every shareholder entitled to vote shall be entitled to cast one (1) vote on each proposal submitted to the meeting for each share held of record by him, her or it on the record date for the determination of the shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles or these Regulations.

2.8 Proxies. A person who is entitled to attend a shareholder meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of such person’s rights, by proxy or proxies appointed by a writing signed by such person, or by such person’s duly authorized attorney, as provided by the laws of the State of Ohio.

2.9 Order of Business; Shareholder and Proxy Participation. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting. The Board may in its discretion authorize shareholders and proxies to be treated as present at any shareholders meetings (whether held at a physical location or solely through communications equipment) for quorum and other purposes, and to attend any shareholders meetings, by use of communication equipment that enables the shareholders or proxies an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the meeting contemporaneously with those physically (or otherwise) present.

2.10 Action Without a Meeting. Any action which may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting by a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose of such action, which writing or writings shall be filed with or entered upon the records of the Corporation.

SECTION 3

DIRECTORS

3.1 General Powers. The business, power and authority of the Corporation shall be exercised, conducted and controlled by a Board, except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders.

3.2 Number. The number of directors, which shall not be less than the lesser of three or the number of shareholders of record, may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The number of directors elected shall be deemed to be the number of directors fixed unless otherwise fixed by resolution adopted at the meeting at which such directors are elected.

3.3 Election. At each meeting of the shareholders for the election of directors, the nominee(s) receiving the greatest number of votes shall become the director(s).

3.4 Tenure of Office. Each director shall hold office until the annual meeting of shareholders next following his or her election and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. A director not reelected at a special meeting of shareholders, one of the purposes of which is the election of a director for such post, shall be deemed to have been removed from office. Directors shall be subject to removal as provided by law or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.

3.5 Resignation. A resignation from the Board shall be deemed to take effect immediately upon its being received by an incumbent corporate officer other than an officer who is also the resigning director, unless such other time is specified therein.

3.6 Vacancy. In the event of any vacancy in the Board for any reason, the remaining directors may, by a vote of a majority of their number, fill any such vacancy for the unexpired term.

3.7 Meetings. A regular meeting of the Board shall be held immediately following the adjournment of the annual meeting of the shareholders or a special meeting of the shareholders at which directors are elected. The holding of such shareholders’ meeting shall constitute notice of such Board meeting and such meeting may be held without further notice. Other regular meetings of the Board shall be held at such other times and places as may be fixed by the Board. Special meetings of the Board may be held at any time upon call of the chairman of the Board, the president, any vice president, or any director. Any meeting of the Board may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other.

3.8 Notice of Meeting. Notice of the time and place of any regular or special meeting of the Board (other than the regular meeting of the Board following the adjournment of the annual meeting of the shareholders or following any special meeting of the shareholders at which directors are elected) shall be given to each director by personal delivery, by mail, telegram or cablegram, or as provided in Section 7, at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any director either before or after any such meeting, or by attendance at such meeting (including presence by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof.

3.9 Quorum and Voting. At any meeting of the Board, no fewer than a majority of the whole authorized number of directors must be present, in person and/or through any communications equipment as above described, to constitute a quorum for such meeting, except that a majority of the remaining directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of the directors present at such meeting, unless the vote of a greater number is required by the Articles or these Regulations.

3.10 Action Without a Meeting. Any action which may be taken at a meeting of Board may be taken without a meeting if authorized by a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

3.11 Committees. The Board may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board. Unless otherwise provided by the Board, a majority of the members of any committee appointed by the Board pursuant to this Section 3.11 shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and shall keep a written record of all action taken by it.

SECTION 4

OFFICERS

4.1 General Provisions. The Board shall elect a president, a secretary and a treasurer, and may elect a chairman of the Board, one (l) or more vice presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The chairman of the Board, if any, shall be a director, but no one of the other officers need be a director. Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two (2) or more officers.

4.2 Powers and Duties. All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director.

4.3 Tenure of Office. Each officer of the Corporation shall hold office at the pleasure of the Board until his or her successor has been elected or until his or her earlier resignation, removal from office or death. It shall not be necessary for the officers of the Corporation to be elected annually. The election or appointment of an officer for a given term, or a general provision in the Articles or these Regulations with respect to term of office, shall not be deemed to create contract rights.

4.4 Removal. Any officer may be removed, with or without cause, by the Board without prejudice to the contract rights, if any, of such officer.

SECTION 5

INDEMNIFICATION

5.1 Mandatory Indemnification. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another Corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee, member, manager or agent or in any other capacity while serving as a director, officer, partner, trustee, employee, member, manager or agent, against all expense, liability and loss (including attorneys’ fees), judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, member, manager or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.4 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the directors of the Corporation.

5.2 Permissive Indemnification. The Corporation may indemnify any employee or agent of the Corporation to an extent greater than that required by law only if and to the extent that the Board may, in its discretion, so determine.

5.3 Payment of Expenses. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation. Expenses, including attorneys’ fees, incurred by a director or officer of the Corporation in defending any proceeding referred to in Section 5.1 hereof, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Section 5, which undertaking may be secured or unsecured, at the discretion of the Board.

5.4 Action to Compel Payment. If a claim under Section 5.1 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which makes it permissible under the Ohio General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Corporation (including its directors, independent legal counsel, or it shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.5 Nonexclusive Remedy. The indemnification and advancement of expenses provided under this Section 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Articles, these Regulations, any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

5.6 Contractual Obligation. This Section 5 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation, or individual who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another Corporation, limited liability company, partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Section 5 is in effect, and any repeal, amendment or other modification of this Section 5 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

5.7 Savings Clause. If this Section 5 or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, member, manager or agent of the Corporation against expenses (including attorneys’ fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Section 5 that shall not have been invalidated or found unenforceable, or by any other applicable law.

5.8 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and on behalf of any director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.

SECTION 6

SECURITIES HELD BY THE CORPORATION

6.1 Transfer of Securities Owned by the Corporation. All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the president, a vice president, the secretary or the treasurer or any other person or persons as may be thereunto authorized by the Board.

6.2 Voting Securities Held by the Corporation. The chairman of the Board, the president, any vice president, the secretary or the treasurer, in person or by another person thereunto authorized by the Board, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporation that the Corporation may own.

SECTION 7

ELECTRONIC COMMUNICATIONS

Whenever applicable law, the Articles or these Regulations require the delivery of a document to a person or entity, including but not limited to copies of amended or new regulations, copies of the express terms of shares. financial reports, notices of shareholder and Board meetings, proxy appointments and other required notices, in addition to any other means of delivery specified, delivery may be accomplished by electronic delivery as authorized in advance by the individual recipient of such document.

SECTION 8

CONSISTENCY WITH ARTICLES OF INCORPORATION

If any provisions of these Regulations shall be inconsistent with the Articles (and as they may be amended from time to time), the Articles (as so amended at the time) shall govern.

SECTION 9

AMENDMENTS

These Regulations may be amended or new regulations may be enacted: (a) by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation at any meeting called for such purpose; or (b) without a meeting, by the written approval of the holders of two-thirds (2/3) of the voting shares of the Corporation; or (c) by the Board in accordance with the Ohio Revised Code. In the event of amendment or enactment of new regulations by such written consent, the secretary of the Corporation shall mail a copy of such amendment or new regulations to each shareholder who did not participate in the approval thereof.

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